UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2014

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On November 12, 2014, Tetra Tech, Inc. (the “Registrant”) reported its results of operations for its fourth quarter and fiscal year ended September 28, 2014.  A copy of the press release issued by the Registrant concerning the foregoing and the events described in Item 8.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 8.01.       Other Events.

On November 12, 2014, the Registrant announced that its Board of Directors has declared a $0.07 per share quarterly cash dividend.  The dividend is payable on December 5, 2014 to stockholders of record as of November 26, 2014.

On November 12, 2014, the Registrant also announced that its Board of Directors has authorized a new stock repurchase program under which the Registrant may repurchase up to $200 million of its common stock over the next two years.  This follows the Registrant’s recently completed $100 million buyback program.

A copy of the press release issued by the Registrant concerning the dividend, the stock repurchase program and the results of operations described in Item 2.02 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in Items 2.02 and 8.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

99.1     Press Release, dated November 12, 2014, reporting the results of operations for the Registrant’s fourth quarter and fiscal year ended September 28, 2014, the declaration of a $0.07 per share quarterly cash dividend, and the authorization of a $200 million stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	November 12, 2014	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer